                                                                      EXHIBIT 21


                  SUBSIDIARIES OF ALARIS MEDICAL SYSTEMS, INC.


NAME                                               JURISDICTION OF INCORPORATION
--------------------------------                   -----------------------------
IVAC Overseas Holdings, Inc.                       Delaware
River Medical, Inc.                                Delaware
ALARIS Foreign Sales Corp.                         Barbados
ALARIS Medical Canada Ltd.                         Canada
ALARIS Medical Nordic, AB                          Sweden
IVAC Industries Limited                            United Kingdom
ALARIS Medical UK Limited                          United Kingdom
ALARIS Medical France, S.A.                        France
ALARIS Medical Deutschland, GmbH                   Germany
ALARIS Medical Espana, S.L.                        Spain
IMED Ltd.                                          United Kingdom
ALARIS Medical Australia Pty Ltd.                  Australia
ALARIS Consent Corporation                         Delaware
Sistemas Medicos ALARIS, S.A. de CV                Mexico
ALARIS Medical Norway A/S                          Norway
ALARIS Medical Italia, S.P.A.                      Italy
ALARIS Medical Holland, BV                         Netherlands
ALARIS Release Corporation                         Delaware
IMED South Africa                                  South Africa

